Report of Independent Accountants


To the Shareholders and Board of Trustees of Prudential California Municipal Fund, California Series

In planning and performing our audit of the financial statements of Prudential California
Municipal Fund, California Series (the "Fund", one of the portfolios constituting
Prudential California Municipal Fund) for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in
order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.
 Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial
statements for external purposes that are fairly presented in conformity with generally
accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be
detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions
or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce
to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing
their assigned functions.  However, we noted no matters involving internal control and its
operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of the
 Trustees, management
and the Securities and Exchange Commission and is not intended to be and should not be
used by anyone other than these specified parties.



October 19, 2001
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